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                           DAYTON SUPERIOR CORPORATION

                                    3,700,000
                             Class A Common Shares*
                               (without par value)

                             Underwriting Agreement


                                                              New York, New York
                                                               ___________, 1996

Salomon Brothers Inc
Lazard Freres & Co. LLC
Robert W. Baird & Co. Incorporated
BT Securities Corporation
As Representatives of the several Underwriters, c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

          Dayton Superior Corporation, an Ohio corporation (the "COMPANY"), proposes to issue and sell to the underwriters named in Schedule I hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, 1,900,000 Class A Common Shares, without par value ("the COMMON SHARES"), of the Company, and the persons named in Schedule II hereto (the "SELLING SHAREHOLDERS") propose to sell to the Underwriters 1,800,000 Common Shares (said shares to be issued and sold by the Company and shares to be sold by the Selling Shareholders collectively being hereinafter called the "UNDERWRITTEN SECURITIES"). The Company and the Selling Shareholder named in
Schedule III hereto also propose to grant to the Underwriters an option to purchase up to 555,000 additional Common Shares (the "OPTION SECURITIES"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "SECURITIES").


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*    Plus an option to purchase from Dayton Superior Corporation and the other person named in Schedule III hereto up to 555,000 additional shares to cover overallotments.

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          1.   REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this
Section 1 are defined in paragraph (iii) hereof.

          (i) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (file number 333-2974) on Form S-1, including a related preliminary prospectus, for the registration under the Securities Act of 1933 (the "ACT") of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

         (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the


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     rules thereunder; on the Effective Date, the Registration Statement did not
     or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

        (iii) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term THE "EFFECTIVE DATE" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective. "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "PRELIMINARY PROSPECTUS" shall mean any preliminary prospectus referred to in paragraph (i) of this Section 1 and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "PROSPECTUS" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "REGISTRATION STATEMENT" shall mean the registration statement referred to in paragraph (i) of this Section 1, and the exhibits thereto and financial statements contained therein, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to


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     the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "RULE 424" and "RULE 430A" refer to such rules under the Act. "RULE 430A INFORMATION" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          (iv) Each of the Company and its subsidiaries set forth on Schedule IV hereto (individually a "SUBSIDIARY" and collectively the "SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition or results of operation of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect"); no proceeding has been instituted in any such jurisdiction seeking to revoke, limit or curtail such power and authority or qualification which, if successful, would, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and the Subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities, all of which are valid and in full force and effect, with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any material equity interest in any corporation, association or other entity other than the Subsidiaries. Except as otherwise described in the Prospectus, all of the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company either directly or through wholly owned


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     subsidiaries free and clear of any liens, encumbrances, security interests and claims whatsoever.

         (v) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which either of their properties may be bound, (B) the Amended Articles of Incorporation or Code of Regulations of the Company or the charter or bylaws of any Subsidiary, or (C) any law, order, rule, regulation, writ, injunction, judgment or decree binding upon the Company or any Subsidiary or over either of their properties other than, in the case of clauses (A) and (C) above, any breach, violation or default which, individually or in the aggregate, would not have a Material Adverse Effect. No consent, approval, authorization or order of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, except such as may be required under the Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of which requirements have been or will be satisfied in all material respects), and such as may be required under state or other securities or blue sky laws of any jurisdiction.

        (vi) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The authorized and outstanding capital stock of the Company is as set forth in the Prospectus. The Securities to be sold by the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and


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     clear of all liens, encumbrances, security interests and claims whatsoever;
     and no preemptive right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Securities or the issuance and sale thereof except for the rights of the Selling Shareholders to participate in the offering and sale of the Securities as disclosed in or contemplated by the Prospectus. Except as disclosed in or contemplated by the Prospectus at the Closing Time (A) neither the Company nor any Subsidiary will have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or will be a party to any contracts or commitments to issue or sell, shares of capital stock of the Company or such Subsidiary, as the case may be, or any such options, rights, convertible securities or obligations and (B) there are no registration rights or similar rights of any person with respect to the capital stock of the Company.

         (vii) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company or any Subsidiary, or any of their respective properties, assets or rights or, to the Company's knowledge, any of their respective officers before any court, government or governmental agency, authority or body, domestic or foreign, having jurisdiction over the Company or such Subsidiaries, respectively, or over their respective properties or officers that (A) could reasonably be expected to result in any Material Adverse Effect, (B) could reasonably be expected to prevent consummation of the transactions contemplated hereby or (C) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed.

          (viii) Neither the Company nor any of the Subsidiaries is in violation or default of (A) its respective articles of incorporation, Code of Regulations, charter or bylaws (as the case may be), (B) any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or such Subsidiary, respectively, is a party or by which its properties may be bound or (C) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or such Subsidiary, respectively, or over its properties of which it has knowledge, except violations or defaults which, in the case of clauses (B) and (C) above, either individually or in the aggregate, would not have a Material Adverse Effect.

         (ix) Arthur Andersen LLP, Altschuler, Melvoin and Glasser LLP, and Coopers & Lybrand L.L.P. are independent accountants within the meaning of the Act and the rules thereunder. The financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus, present fairly in all material respects the financial position and results of operations of the Company and its consolidated subsidiaries or Dur-O-Wal and its consolidated subsidiary, as the case may be, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply, and such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in the notes thereto. The selected and summary financial data included in the Registration Statement have been derived from and compiled on a basis consistent with the audited and unaudited financial statements presented therein.

        (x) The Company and the Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

       (xi)  Except as set forth in the Registration Statement and Prospectus,
     (A) each of the Company and the Subsidiaries is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("ENVIRONMENTAL LAWS") which


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     are currently applicable to its business except for noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect, (B) neither the Company nor any of the Subsidiaries have received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (C) the Company does not expect the costs of complying with currently applicable Environmental Laws to be material to its consolidated results of operations and (D) to the Company's knowledge, no property which is owned, leased or occupied by the Company or any Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.), or otherwise designated as a contaminated site under applicable state or local law.

          (b) Each Selling Shareholder severally and not jointly represents and warrants to, and agrees with, each Underwriter that:

          (i) Such Selling Shareholder is the lawful owner of the Securities to be sold by such Selling Shareholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Shareholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, security interests and claims whatsoever.

         (ii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of Common Shares which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

        (iii) Warrants exercisable for Common Shares or certificates representing Common Shares or Class B Common Shares, without par value (the "CLASS B COMMON SHARES"), of the Company in negotiable form have been placed in custody for delivery pursuant to the terms of this Agreement (and, in the case of such warrants and


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Class B Common Shares, for exercise or conversion, as the case may be) under an irrevocable Power of Attorney and Custody Agreement (the "CUSTODY AGREEMENT") executed and delivered by such Selling Shareholder, and duly authorized in the case of corporate Selling Shareholders, in the form heretofore furnished to you with John A. Cicarelli, Richard L. Braswell and John Duryea, acting jointly or individually, as custodians and attorneys-in-fact (the "ATTORNEYS-IN-FACT").

         (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated herein, except such as may be required under the Act or under state of other securities or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

          (v) Neither the sale of the Securities being sold by such Selling Shareholder nor the consummation of any other of the transactions herein contemplated by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or, in the case of corporate or trust Selling Shareholders, the charter or by-laws or trust documents of such Selling Shareholder or the terms of any material agreement or instrument to which such Selling Shareholder is a party or bound or to which any of the property or assets of such Selling Shareholder is subject, or any judgement, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder, except such as would not materially impair the ability of such Selling Shareholder to perform its obligations hereunder.

        (vi) All information furnished by or on behalf of such Selling Shareholder for use in connection with the Registration Statement is now and, upon effectiveness of such document, will be, true and correct in all material respects and will not omit any material fact necessary to make such information not misleading.

          2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and


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warranties herein set forth, the Company agrees to sell 1,900,000 Common Shares and each Selling Shareholder agrees, severally and not jointly, to sell the number of Common Shares set forth opposite its name on Schedule II hereto to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of
$      per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Shareholder named on Schedule III hereto hereby grant an option to the several
Underwriters to purchase, severally and not jointly, up to    555,000 shares of
the Option Securities (in the respective maximum amounts set forth opposite their names) at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Such option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Such option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Shareholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by the Company and such Selling Shareholder, and payment therefor to the Company and such Selling Shareholder, shall be made as provided in Section 3 hereof. The maximum number of shares of the Option Securities to be sold by the Company and such Selling Shareholder is set forth in Schedule III hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of shares of the Option Securities to be sold by each party listed on Schedule III shall be, as nearly as practicable, in the same proportion to each other as are the number of shares of the Option Securities listed opposite their respective names on said Schedule III. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.


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          3.   DELIVERY AND PAYMENT.  Delivery of and payment for the
Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on ____________, 1996, or such later date as the Representatives, the Company and the Selling Shareholders may agree upon in writing, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Shareholders or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the "CLOSING DATE").
Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Shareholders to or upon the order of the Company and the Selling Shareholders, which payment shall be made by wire transfers of Federal Funds, payable in same day funds on the Closing Date to the accounts of the Company and the Attorney-in-Fact as shall be designated in writing by the Company and the Attorney-in-Fact to the Representatives at least two business days prior to the Closing Date. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

          The Company and the Selling Shareholders agree to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          Each Selling Shareholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at One New York Plaza, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Company and the Selling Shareholder identified in Schedule III, which payment shall be made by wire transfers of Federal Funds, payable in same day funds on the Closing Date to the accounts of the Company and the Selling Shareholder named on Schedule III hereto as shall be designated in writing by the Company and such Selling Shareholder to the Representatives at least two business days prior to the Closing Date. If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Shareholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered by the Company and such Selling Shareholder on the Closing Date pursuant to Section 6 hereof.

          4. INDEPENDENT UNDERWRITER. (a) The Company hereby confirms its engagement of the services of Salomon Brothers Inc as, and Salomon Brothers Inc hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" (in such capacity, the "Independent Underwriter") within the meaning of Section 2(o) of Schedule E of the By-laws of the National Association of Securities Dealers, Inc. ("Schedule E") with respect to the offering and sale of the Securities. As compensation for the services of the Independent Underwriter hereunder, the Underwriters agree to pay the Independent Underwriter a fee of $10,000 on the Closing Date.

          (b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company, the Selling Shareholders and the other Underwriters that with respect to the offering and sale of Securities as described in the Prospectus:

          (i) the Independent Underwriter is a "qualified independent underwriter" within the meaning of Section 2(o) of Schedule E;

         (ii) the Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" with respect thereto; and

        (iii) the Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act, including those contained in Section 11 thereof, subject to the limitations on such liabilities set forth in Section 9 hereof (including without limitation, the nature of Salomon Brothers Inc's underwriting commitment as several and not joint). It is specifically understood, however, that Salomon Brothers Inc will bear such legal responsibilities and liabilities only to the extent, if any, that a court of competent jurisdiction rules in a judgment which has become final, and not subject to further appeal, that Salomon Brothers Inc, as Independent Underwriter, bears the legal responsibilities and liabilities of an "underwriter," and in such case only to the extent of the fee paid to such Independent Underwriter.

          (c) The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus.

          5. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          6.   AGREEMENTS.

          (a)  The Company agrees with the several Underwriters that:

          (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement, any supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives
     (A) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
     (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, or supplement the Prospectus, to comply with the Act or the rules thereunder, the Company promptly will (A) prepare and file with the Commission, subject to the second sentence of paragraph
     (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (B) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

        (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

         (iv) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (v) The Company will (A) arrange for the qualification of the Securities for sale under the securities or blue sky laws of such jurisdictions in the United States and Canada as the Representatives may designate (PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation in any such jurisdiction or execute any general consent to service of process in any such jurisdiction) and
     (B) will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

         (vi) The Company will not, and will obtain the agreement of each of its directors, officers and employees who hold Common Shares or options exercisable into Common Shares that each such person will not, during the period of 360 days following the Execution Time, without the prior written consent of the Representatives, sell, offer to sell, contract to sell, grant any option for the sale of, otherwise dispose of, directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; PROVIDED, HOWEVER, that (A) the Company may issue and sell Common

     Shares pursuant to an employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time,
     (B) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (C) after the expiration of a period of 90 days following the Execution Time, the Company may issue and sell Common Shares or securities convertible into, or exchangeable for, Common Shares in a merger, acquisition or business combination, and PROVIDED, FURTHER, that such holders of Common Shares or options exercisable into Common Shares, other than the Company or Ripplewood, may transfer Common Shares or options exercisable into Common Shares (X) as bona fide gifts, (Y) pursuant to a final divorce decree, or (Z) pursuant to the laws of testamentary or intestate descent.

        (vii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "DEPARTMENT"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

        (viii) The Company [(A) on or prior to the Effective Date, will amend its existing Credit Facility, dated ________, with Bank One, Dayton NA, as such amendments are described under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Indebtedness" in the Prospectus and (B)] immediately following the Closing, will apply the net proceeds from the sale of its Common Shares to prepay its 11.75% Senior Notes due December 31, 2002 and its 11.75% Senior Notes due December 31, 2003 in the principal amounts of $25,000,000 and $15,000,000, respectively, in each case as is described under the heading "Use of Proceeds" in the Prospectus.

          (b) Ripplewood agrees with the several Underwriters that it will not during the period of 360 days following the Execution Time, without the prior written consent of the Representatives, sell, offer to sell, contract to sell, grant any option for the sale of, otherwise dispose of, directly or indirectly, or announce the offering of, any other Common Shares or Class B Common Shares owned by Ripplewood, or any securities convertible into, or exchangeable for, Common Shares or Class B Common Shares; PROVIDED, HOWEVER, that Ripplewood may transfer Common Shares to a Ripplewood Successor, but only if the Ripplewood Successor agrees to be, and, during the 360-day period set forth above, remains, subject to the terms of this subsection (b) of Section 6. For purposes of this Agreement, "RIPPLEWOOD SUCCESSOR" shall mean (X) any person, corporation, partnership, limited liability company or other entity that is merged into Ripplewood or with which Ripplewood is merged or consolidated or that succeeds, directly or indirectly, to the ownership of the business of, or all or substantially all of the assets and liabilities of, Ripplewood, whether by formation of a holding company, transfer of assets or otherwise, and (Y) any person who is employed by Ripplewood or a Ripplewood Successor referred to in the foregoing clause (x) or who is a shareholder, partner, member or other equity owner of Ripplewood or any such Ripplewood Successor, in each case so long as such person remains so employed or such a shareholder, partner, member or other equity owner.

          (c) Each Selling Shareholder continuing to hold Common Shares after the consummation of the Offering agrees with the several Underwriters that it will not during the period of 360 days following the Execution Time, without the prior written consent of the Representatives, sell, offer to sell, contract to sell, grant any option for the sale of, otherwise dispose of, directly or indirectly, or announce the offering of, any other Common Shares, or any securities convertible into, or exchangeable for, Common Shares; PROVIDED, HOWEVER, that each such Selling Shareholder may transfer Common Shares (I) as bona fide gifts, (II) pursuant to a final divorce decree or (III) pursuant to the laws of testamentary or intestate descent.

          7. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (I) 6:00 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM, New York City time, on such date or (II) 12:00 Noon, New York City time, on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM, New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) (i) The Company shall have furnished to the Representatives the opinion of Thompson Hine & Flory P.L.L., counsel for the Company, dated the Closing Date, to the effect that:

          (A) each of the Company, Dur-O-Wal, Inc. ("DUR-O-WAL") and Omni Investors Inc. ("OMNI") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business except where the failure to so qualify would not have a Material Adverse Effect;

          (B) all the outstanding shares of capital stock of Dur-O-Wal and Omni have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all of the outstanding shares of capital stock of Dur-O-Wal and Omni are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other liens, encumbrances, security interests and claims;

          (C) the Company's authorized equity capitalization is as set forth in the Prospectus; the classes and description of capital shares of the Company conform to the description thereof contained in the Prospectus; the outstanding Common Shares (including the Securities being sold hereunder by the Selling Shareholders) have been duly authorized and validly issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Securities being sold hereunder by the Company are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding capital shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

          (D) to the best knowledge of such counsel, there is no pending or threatened action, suit, claim or proceeding against the Company or any Subsidiary, or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or Prospectus which is not so disclosed, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

          (E) to the best knowledge of such counsel based solely upon a telephone conversation with the staff of the Commission, the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (F) this Agreement has been duly authorized, executed and delivered by the Company;

          (G) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act, such as may be required under state or other securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

          (H) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under the articles of incorporation or Code of Regulations of the Company or under the charter or bylaws of the Subsidiaries or conflict in a material respect with, result in a material breach or violation of, or constitute a material default under any law or the terms of any agreement or instrument known to such counsel and to which the Company or any of the Subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to or binding on the Company or any of the Subsidiaries; and

          (I) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement except as disclosed in the Prospectus.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Ohio or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (ii) The Company shall have furnished to the Representatives the statement of Cravath, Swaine & Moore, special counsel for the Company, dated the Closing Date, to the effect that such counsel participated in conferences with certain officers of, and the accountants for, the Company and with the Representatives and counsel for the Underwriters concerning the preparation of the Registration Statement and the Prospectus and that although such counsel cannot and does not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and Prospectus, such counsel's work in connection with the Registration Statement and Prospectus did not disclose any information that gave such counsel reason to believe that (A) the Registration Statement, at the time the Registration Statement became effective, or the Prospectus, as of the Closing Date (except the financial statements and other statistical, accounting or financial information included therein, as to which such counsel need not express any view), were not appropriately responsive in all material respects to the requirements of the Securities Act, or (B) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the

Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other statistical, accounting or financial information included therein, as to which such counsel need not express any view).

        (iii) The Company shall have furnished to the Representatives the opinion of Cravath, Swaine & Moore, special counsel for the Company, dated the Closing Date, to the effect that: no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York court or governmental authority or regulatory body is required for the consummation by the Company of the transactions contemplated herein except such as have been obtained under the Act and the Exchange Act and such as may be required under state or other securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

          (c) Ripplewood shall have furnished to the Representatives the opinion of Cravath, Swaine & Moore, special counsel for Ripplewood, dated the Closing Date, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by Ripplewood and is valid and binding on Ripplewood and Ripplewood has full limited liability company authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by Ripplewood hereunder;

         (ii) upon delivery of the Securities to be sold by Ripplewood to the Underwriters, payment therefor by the Underwriters, and registration of the certificates evidencing such Securities in the name of the Underwriters (or a nominee thereof), the Underwriters will acquire ownership of the Securities to be sold by Ripplewood free of any adverse claims (as such term is defined in Section 8-302 of the Uniform Commercial Code in the State of New York), assuming that each of the Underwriters is acting in good faith and has no notice of any adverse claim;

        (iii) no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York court or governmental authority or regulatory body is required for the consummation by Ripplewood of the transactions contemplated herein, except such as may have been obtained under the Act and the Exchange Act and such as may be required under state or other securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

        [(iv) neither the sale of the Securities being sold by any Selling Shareholder nor the consummation of any other of the transactions herein contemplated by any Selling Shareholder or the fulfillment of the terms hereof by any Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or any applicable charter or by-laws of the Selling Shareholder or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Shareholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Shareholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Shareholder or any of its subsidiaries].

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of Ripplewood and public officials.

          (d) Counsel for each of the Selling Shareholders other than Ripplewood shall have furnished to the Representatives an opinion on behalf of such Selling Shareholder, dated the Closing Date, to the effect that:

          (i) this Agreement and the Custody Agreement have been duly executed and delivered, and, in the case of a corporate or trust Selling Shareholder, duly authorized, by such Selling Shareholder; the Custody Agreement is valid and binding on such Selling Shareholder; such Selling Shareholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Shareholder hereunder;

         (ii) upon delivery of the Securities to be sold by such Selling Shareholder to the Underwriters, payment therefor by the Underwriters, and registration of the certificates evidencing such Securities in the name of the Underwriters (or a nominee thereof), the Underwriters will acquire ownership of the Securities to be sold by such Selling Shareholder free of any adverse claims (as such term is defined in Section 8-302 of the Uniform Commercial Code in the State of New York), assuming that each of the Underwriters is acting in good faith and has no notice of any adverse claim; and

        (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the state in which they are admitted to practice, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of such Selling Shareholder and public officials.

          (e) The Representatives shall have received from Debevoise & Plimpton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling

Shareholder shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Debevoise & Plimpton shall be entitled to rely on the opinion delivered pursuant to 7(b)(i) as to all matters governed by the law of the State of Ohio.

          (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

         (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

        (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (g) Each Selling Shareholder shall have furnished to the Representatives a certificate, signed by such Selling Shareholder or, in the case of a corporate or trust Selling Shareholder, the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Shareholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement and the Custody Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date and all of the agreements and covenants of such Selling

Shareholder herein and therein have been complied with in all material respects on or prior to the Closing Date and, in the case of Ripplewood, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement.

          (h) Each Selling Shareholder shall have furnished to the Representatives on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 or statement specified by Treasury Department regulations in lieu thereof.

          (i) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in the form attached as Exhibit A hereto.

          (j) At the Execution Time and at the Closing Date, Altschuler, Melvoin and Glasser LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that in their opinion the audited financial statements for Dur-O-Wal, Inc. and its subsidiary for the year ended December 31, 1994 included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

          (k) At the Execution Time and at the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that in their opinion the audited financial statements for Dur-O-Wal, Inc. and its subsidiary for the years ended December 31, 1993 and 1992 included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

          (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (A) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 7 or (B) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (A) or (B) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (m) At the Execution Time, each director, officer and employee of the Company who holds Common Shares or options exercisable into Common Shares shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto in which each such person agrees not to sell, offer to sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, or announce an offering of, any Common Shares beneficially owned by such person or any securities convertible into, or exchangeable for, Common Shares for a period of 360 days following the Execution Time without the prior written consent of the Representatives, other than Common Shares transferred (I) as bona fide gifts, (II) pursuant to a final divorce decree or (III) pursuant to the laws of testamentary or intestate descent.

          (n) Prior to the Closing Date, the Company and each Selling Shareholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be can celed at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section 7 shall be delivered at the office of Debevoise & Plimpton, counsel for the Underwriters, at 875 Third Avenue, New York, New York 10022, on the Closing Date.

          8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 8 because of any Selling Shareholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 7, such Selling Shareholder shall reimburse the Company on demand for all amounts so paid.

          9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless Salomon Brothers Inc in its capacity as Independent Underwriter and each Underwriter (including Salomon Brothers Inc), the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that (I) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein (it being understood that the statements set forth in the last paragraph of the cover page, the paragraph regarding stabilization on the inside front cover page and under the heading "Underwriting" (other than information about Ripplewood contained therein) in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus) and
(II) with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees and agents of such Underwriter or any controlling person of such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased Securities if a copy of the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto prior to the time of the sale to such person) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Selling Shareholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, Salomon Brothers Inc in its capacity as Independent Underwriter and each Underwriter (including Salomon Brothers Inc), the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Shareholder to the same extent as the indemnity set forth in clause (a) of this
Section 9 from the Company, but only with reference to written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity; PROVIDED, HOWEVER, that in no case shall the liability of any Selling Shareholder under this Section 9(b) exceed the aggregate public offering price of the Securities sold by such Selling Shareholder to the Underwriters minus the underwriting discounts or commissions paid thereon to the Underwriters by such Selling Shareholder. The Company and each Underwriter acknowledge that (I) the statements set forth in the footnotes to the table under the heading "Principal and Selling Shareholders" in any Preliminary Prospectus and the Prospectus as such statements relate to each Selling Shareholder, constitute the only information furnished in writing by or on behalf of such Selling Shareholder (other than Ripplewood) for inclusion in any Preliminary Prospectus or the Prospectus, and each Selling Shareholder confirms that such statements, to the extent they relate to such Selling Shareholder, are correct and (II) statements set forth in the footnotes to the table under the heading "Principal and Selling Shareholders," and under the subheading "Ripplewood" in such section; under the subheading "Ripplewood" in the "Prospectus Summary" and under the headings "Management" and "Certain Relationships and Related Party Transactions" in any Preliminary Prospectus and the Prospectus constitute information furnished in writing by or on behalf of Ripplewood for inclusion in any Preliminary Prospectus or the Prospectus, and Ripplewood confirms that such statements, to the extent they relate to Ripplewood, are correct. This indemnity agreement will be in addition to any liability which the Selling Shareholders may otherwise have.

          (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, Salomon Brothers Inc in its capacity as Independent Underwriter and each Selling Shareholder and each person who controls such Selling Shareholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the

Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. The Company and the Selling Shareholders acknowledge that the statements set forth in the last paragraph of the cover page, the last paragraph on the inside front cover page regarding stabilization and under the heading "Underwriting" (other than information about Ripplewood contained therein) in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (I) will not relieve it from liability under paragraph (a), (b) or (c) of this Section 9 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (II) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including not more than one local counsel in any relevant jurisdiction for all indemnified parties), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders, the Underwriters and the Independent Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Company, one or more of the Selling Shareholders, one or more of the Underwriters or the Independent Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders, the Underwriters and the Independent Underwriter from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall (I) Salomon Brothers Inc in its capacity as Independent Underwriter be responsible for any amount in excess of the compensation received by Salomon Brothers Inc for acting in such capacity and (II) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder; PROVIDED, FURTHER, HOWEVER, that in no case shall any Selling Shareholder be responsible for any amount in excess of the aggregate public offering price of the Securities sold by such Selling Shareholder to the Underwriters minus the underwriting discounts or commissions paid thereon to the Underwriters by such Selling Shareholder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholders, the Underwriters and the Independent Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Shareholders, the Underwriters and the Independent Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and a Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it. Benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by Salomon Brothers Inc in its capacity as Independent Underwriter shall be deemed to be equal to the compensation received by Salomon Brothers Inc for acting in such capacity as set forth in Section 4 hereto. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling Shareholders or the Underwriters. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and each person who controls a Selling Shareholder within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Selling Shareholder, subject in each case to the applicable terms and conditions of this paragraph (e).

          10. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholders or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          11. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time
(A) trading in the Company's Common Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited (other than pursuant to circuit breaker rules) or minimum prices shall have been established on such Exchange, (B) a banking moratorium shall have been declared either by Federal or New York State authorities or (C) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company, each Selling Shareholder, the Underwriters and the Independent Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Independent Underwriter, any Selling Shareholder or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

          13. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 721 Richard Street, Miamisburg, Ohio 45342; or if sent to the Selling Shareholders, will be mailed, delivered or telegraphed and confirmed to it them at the addresses set forth on Schedule V hereto.

          14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

          15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of law of another jurisdiction would be required thereby.

          16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the several Selling Shareholders and the several Underwriters.


                         Very truly yours,

                         DAYTON SUPERIOR CORPORATION

                         By:___________________________
                            Name:
                            Title:


                         RIPPLEWOOD HOLDINGS L.L.C.

                         By:___________________________
                            Name:
                            Title:


                         JOHN HANCOCK LIFE INSURANCE
                           COMPANY

                         JOHN HANCOCK MUTUAL LIFE INSURANCE
                           COMPANY OF AMERICA

                         THE PAUL REVERE PROTECTIVE LIFE
                           INSURANCE COMPANY

                         THE PAUL REVERE LIFE INSURANCE
                           COMPANY

                         THE PAUL REVERE VARIABLE ANNUITY
                           INSURANCE COMPANY

                         RHODE ISLAND HOSPITAL TRUST
                           NATIONAL BANK, AS TRUSTEE FOR THE

                           TEXTRON COLLECTIVE INVESTMENT
                           TRUST

                         Thomas M. Begel
                         Damon Mezzacappa
                         Michel David-Weill
                         David B. Dillard
                         Steven Rattner
                         David McMillan, Jr.
                         Jonathan H. Kagan
                         Saundra L. Gulley
                         Dod A. Fraser
                         Stanley S. Shuman


                         By:_____________________________
                              Name:
                              as Attorney-in-Fact acting on behalf of each of the Selling Shareholders named above



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc


By:  ___________________________
     Name:
     Title:


For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                             FORM OF COMFORT LETTER

                                                                       EXHIBIT B

                           DAYTON SUPERIOR CORPORATION
                        PUBLIC OFFERING OF COMMON SHARES

                                                                  _______,  1996

Salomon Brothers Inc
Lazard Freres & Co. LLC
Robert W. Baird & Co. Incorporated
BT Securities Corporation
As Representatives of the several Underwriters, c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Dayton Superior Corporation, an Ohio corporation (the "Company"), certain Selling Shareholders named therein and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Shares, without par value (the "Common Shares"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees, without your prior written consent, not to sell, offer to sell, contract to sell, grant any option for the sale of, otherwise dispose of, directly or indirectly, or announce an offering of, any Common Shares of the Company beneficially owned by the undersigned or any securities convertible into, or exchangeable for, Common Shares during the 360 days following the day on which the Underwriting Agreement is executed, other than Common Shares or other securities transferred (I) as bona fide gifts,
(II) pursuant to a final divorce decree or (III) pursuant to the laws of testamentary or intestate descent.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth herein shall likewise be terminated.

                         Yours very truly,



                         _________________________
                         Name:
                         Title:

                                   SCHEDULE I



                                                   Number of Shares of
                                                 Underwritten Securities
     Underwriters                                   To Be Purchased
- --------------------------------        ----------------------------------------
Salomon Brothers Inc

Lazard Freres & Co. LLC

Robert W. Baird & Co.
  Incorporated

BT Securities Corporation





                                                  ---------
               Total  . . . . . . . .             3,700,000
                                                  ---------

                                   SCHEDULE II


                                                          Number of Shares of
                                                         Underwritten Securities
  Selling Shareholders                                         To Be Sold
- --------------------------------                         -----------------------

Ripplewood Holdings L.L.C.

John Hancock Mutual Life
     Insurance Company
John Hancock Life Insurance
     Company of America

The Paul Revere Life
     Insurance Company

The Paul Revere Protective
     Life Insurance Company

The Paul Revere Variable
     Annuity Insurance Company

Thomas M. Begel                                                         178,800

Daman Mezzacappa                                                         71,500

Michel David-Weill                                                       12,900

David B. Dillard                                                         30,717

Steven Rattner                                                            3,536

Dod A. Fraser                                                             9,000

Jonathan H. Kagan                                                        10,377

Saundra L. Gulley                                                         5,450

David McMillan, Jr.                                                       5,470

Society of the New York
Hospital Fund, Inc.                                                      20,000

Pierpont Morgan Library                                                   2,850

Educational Broadcasting
Corporation (Thirteen-WNET)                                               5,750

Stanley S. Shuman                                                       125,000

                                                          Number of Shares of
                                                         Underwritten Securities
  Selling Shareholders                                         To Be Sold
- --------------------------------                         -----------------------

Textron Collective
     Investment Trust                                                   168,000

                                                                      _________

                Total  . . . .                                       1,800,000
                                                                      _________

                                  SCHEDULE III



                                                              Maximum Number
                                                                 of Option
     Name                                                 Securities to be Sold

Dayton Superior Corporation                                       277,500

Ripplewood Holdings L.L.C.                                        277,500

- ------------------------------------------    ---------------------------------



                                                                 ---------
               Total  . . . . . . . .                              555,000
                                                                 ---------

                                   SCHEDULE IV

                                  Subsidiaries


Dayton Superior Canada Ltd.

Omni Investors Inc.

Dur-O-Wal, Inc.

Dur-O-Wal Ltd.

                                   SCHEDULE V

                        Addresses of Selling Shareholders